Exhibit 10.7

HOMETRUST BANK

(FORMERLY THE HOMETOWN BANK AND PRIOR THERETO

CLYDE SAVINGS BANK, S.S.B.)

DIRECTOR EMERITUS PLAN

1. Purpose. The purpose of the Plan is to attract and retain an active and highly qualified directorate to serve the Bank. Attracting and retaining a qualified directorate will help ensure that the Bank will have the financial success in the future that it has today and it has had in the past. The Bank’s current and past financial success is directly attributable to the leadership and dedication of its Board of Directors. The Plan also rewards, recognizes and honors (a) those directors who have provided long and faithful service to the Bank so as to ensure that the Bank will have their continued services to assist the Bank in the conduct of its affairs and (b) the faithful service of directors to Affiliated Institutions. It has also been widely opined that because the legal duties of an Emeritus Director are advisory only that the Emeritus Director is released from the fiduciary duty of a director to the much lesser duties required of an adviser or consultant. Accordingly, the Plan is designed to provide additional incentive for a director who has reached retirement age to relinquish his position on the Board while still providing advice and counsel to the Bank as an Emeritus Director, and thereby, provides for an orderly and efficient transition of responsibility to a new and qualified directorate. The Board believes that such orderly succession of authority and leadership is essential to assure the continued success the Bank has enjoyed in the past. This document is fully restated as of January 1, 2005 to comply with the requirements of Section 409A of the Code.

2. Definitions.

(a) “Affiliated Director” means any director of an Affiliated Institution immediately prior to the time that it is acquired by, or merges or consolidates with, the Bank or any of its Affiliates excluding any such director who becomes a director, employee or independent contractor of the Bank or any of its Affiliates.

(b) “Affiliated Institution” means any financial institution that is acquired by, or merges or consolidates with, the Bank or any of its Affiliates.

(c) “Affiliates” means any and all entities that are considered affiliated with the Bank within the meaning of Sections 414(b) and (c) of the Code.

(d) “Bank” means HomeTrust Bank or any company successor or predecessor thereto by merger, consolidation, liquidation or other reorganization.

(e) “Beneficiary” means the person or persons (and their heirs) designated as Beneficiary in the Participant’s or Affiliated Director’s Joinder Agreement to whom the deceased Emeritus Director’s benefits are payable. If no Beneficiary is so designated, then the Emeritus Director’s spouse, if living, will be deemed the Beneficiary. If the Emeritus Director’s spouse is not living, then the Children of the Emeritus Director will be deemed the Beneficiaries and will take on a per stirpes basis. If there are no living Children, then the Estate of the Emeritus Director will be deemed the Beneficiary.

(f) “Benefit Period” shall mean the period of time either in months or years over which the Emeritus Director or his Beneficiary will receive Director Emeritus Fees; provided however, in the case of a Participant who is a Specified Employee, in no event will the Benefit Period commence prior to the earlier of his death or six months after his Termination without Cause for any reason other than death.

(g) “Board or Board of Directors” means the Board of Directors of the Bank or any committee of the Board duly authorized to act on matters dealing with the Plan.

(h) “Change in Control” means a change in ownership, change in effective control, or a change in ownership of a substantial portion of the assets of the Bank or its holding company (if the Bank converts to the holding company form) as such terms are defined and interpreted under Section 409A of the Code. To the extent permitted by Section 409A of the Code, a Change in Control will occur, when the Bank is in the “mutual” form of organization, if:

(i) as a result of, or in connection with, any exchange offer, merger or other business combination, sale of assets or contested election, any combination of the foregoing transactions, or any similar transaction, the persons who were directors of the Bank before such transaction cease to constitute a majority of the Board or a majority of the board of directors of any successor to the Bank;

(ii) the Bank transfers to an unrelated entity assets having a total gross value equal to or greater than forty percent (40%) of the total gross value of all of the assets of the Bank;

(iii) any “person” including a “group”, exclusive of the Board of Directors or any committee thereof, is or becomes the “beneficial owner”, directly or indirectly, of proxies of the Bank representing thirty-five percent (35%) or more of the combined voting power of the Bank’s members;

(iv) the Bank is merged or consolidated with another corporation and, as a result of the merger or consolidation, less than fifty percent (50%) of the outstanding proxies relating to the surviving or resulting corporation are given, in the aggregate, by the former members of the Bank; or

(v) individuals who are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person whose election was approved by a vote of a majority of the directors comprising the Incumbent Board, or whose nomination for election was approved by the nominating committee serving under the Incumbent Board, shall be considered a member of the Incumbent Board.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to occur solely by reason of a transaction in which the Bank converts to the stock form of organization including a stock conversion utilizing a holding company.

To the extent permitted by Section 409A of the Code, a Change in Control will occur, when the Bank is in the “stock” form of organization, if:

(i) as a result of, or in connection with, any initial public offering, tender offer or exchange offer, merger or other business combination, sale of assets or contested election, any combination of the foregoing transactions, or any similar transaction, the persons who were directors of the Bank or its holding company before such transaction cease to constitute a majority of the Board or a majority of the board of directors of its holding company, whichever is applicable, or any of their respective successors;

(ii) the Bank (if it is not in holding company form) transfers to an unrelated entity assets having a total gross value equal to or greater than forty percent (40%) of the total gross value of the assets of the Bank; or the Bank or its holding company transfers to an unrelated entity assets having a total gross value equal to or greater than forty percent (40%) of the total gross value of the consolidated gross assets of the Bank and its holding company;

(iii) any “person” including a “group” is or becomes the “beneficial owner”, directly or indirectly, of securities of the Bank or its holding company representing thirty-five percent (35%) or more of the combined voting power of the Bank’s or its holding company’s outstanding securities (with the terms in quotation marks having the meaning set forth under the federal securities laws);

(iv) the Bank or its holding company is merged or consolidated with another corporation and, as a result of the merger or consolidation, less than fifty percent (50%) of the outstanding voting securities of the surviving or resulting corporation is owned in the aggregate by the former stockholders of the Bank or the former stockholders of the holding company, as the case may be; or

(v) individuals who are members of the Board or the members of the board of directors of its holding company (each the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person whose election was approved by a vote of a majority of the directors comprising the Incumbent Board, or whose nomination was approved by the nominating committee serving under the Incumbent Board, shall be considered as though he or she were a member of the Incumbent Board;

(i) “Children” means the Emeritus Director’s children, both natural and adopted.

(j) “Code” means the Internal Revenue Code of 1986, as amended.

(k) “Director” means a person who is elected or appointed to the position of director of the Bank.

(l) “Director Emeritus Fees” means an amount (determined under Section 4) of monthly fees paid to an Emeritus Director or his Beneficiary.

(m) “Emeritus Director” means a Participant who has Terminated without Cause or an Affiliated Director.

(n) “FDIC” means the Federal Deposit Insurance Corporation or any successor thereto.

(o) “Joinder Agreement” means the Director Emeritus Plan Joinder Agreement entered into between the Bank and the Participant or Affiliated Director to evidence benefits granted under the Plan.

(p) “OTS” means the Office of Thrift Supervision of the United States Treasury or any successor thereto.

(q) “Participant” means a Director who is designated as a Participant under the Plan by the Board of Directors and upon Termination without Cause will automatically become an Emeritus Director.

(r) “Plan” means this Director Emeritus Plan.

(s) “Removal for Cause” shall mean termination of service of a Participant because of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or willful violation of any law, rule, regulation (other than traffic violations or infractions).

(t) “Section 409A of the Code” means Section 409A of the Internal Revenue Code of 1986, as amended, and any regulations or other guidance of general applicability issued thereunder.

(u) “Separation from Service” means the cessation of services with the Bank and its Affiliates in all compensatory capacities including as a director, employee or independent contractor.

(v) “Specified Employee” means a key employee (as defined in Section 416(i) of the Code, without regard to paragraph 5 thereof) of the Bank or any of its Affiliates at a time when the stock of the Bank or any of its Affiliates is publicly traded. For purposes of determining whether a Participant is a Specified Employee, the identification date shall be December 31. The determination of whether a Participant is a Specified Employee shall be made by the Board of Directors in accordance with Section 409A of the Code.

(w) “Termination without Cause” means a Separation from Service for any reason other than Removal for Cause.

(x) “Termination Date” means the date of Termination without Cause.

3. Benefit Eligibility Requirements. Any person who serves as Director shall be eligible to be considered for designation as a Participant of the Plan. The Board of Directors, shall determine, in its sole discretion, when and if, a non-Participant Director shall be designated as a Participant in the Plan. Notwithstanding any other provision herein, each Director who is a member of the Board of Directors on June 30, 1993 is hereby designated a Participant and shall be an Emeritus Director upon Termination without Cause, and receive the benefits of an Emeritus Director which are more specifically set forth below and in each Participant’s Joinder Agreement. Any Participant who is subject to Removal for Cause shall not be entitled to any benefit under the Plan.

4. Benefit Amount and Period. Immediately upon Termination without Cause, a Participant shall become an Emeritus Director, and shall be paid the monthly Director Emeritus Fee as specified in, and subject to the vesting provisions in, the Participant’s Joinder Agreement. An Affiliated Director shall automatically become a Director Emeritus and he shall be paid the monthly Director Emeritus Fee set forth in his Joinder Agreement for the Benefit Period set forth therein.

5. Benefit at Termination without Cause. Upon a Participant’s Termination without Cause, he as an Emeritus Director or his Beneficiary, as applicable, shall begin receiving Director Emeritus Fees, on the first day of the month following the Termination Date (unless commencement is deferred as provided in the definition of Benefit Period under Section 2(f) hereof), for the Benefit Period specified in his Joinder Agreement.

6. Death of an Emeritus Director. If an Emeritus Director dies, then his Beneficiary shall receive any unpaid Director Emeritus Fees that the Emeritus Director was entitled to receive under Section 4 above, beginning on the first day of the month following his death.

7. Directors of Affiliated Institutions. The Bank shall include Affiliated Directors as Emeritus Directors in recognition of the importance that the Bank attaches both to treating them equitably with its own Directors and to encouraging their contribution to the financial success of such acquisition, merger or consolidation. In particular, the Bank considers it critical to assure (i) the availability of these Affiliated Directors to provide advisory services to the Bank including service on an advisory board for fees, (ii) their active support for and endorsement of the Bank’s entry into the community served by the Affiliated Institution, and (iii) their future affiliation with the Bank as ambassadors of goodwill in that community.

8. Administration. The Plan shall be administered by the Board of Directors or any committee designated by the Board. All questions of interpretation of the Plan or of any opinions issued by the Board of Directors shall be final and binding upon all persons having an interest in the Plan.

9. Regulatory Exclusions. Notwithstanding anything herein to the contrary, any payments made hereunder pursuant to the Plan, or otherwise, shall be subject to and conditioned upon compliance with 12 USC 1828(k) and any regulations promulgated thereunder.

Notwithstanding anything to the contrary, payments contemplated hereunder shall not be immediately payable to the extent that such payments are barred or prohibited by an action or order issued by the OTS or the FDIC.

Notwithstanding the above provision, any non-vested Director Emeritus Fees shall not be paid to a Participant who has been removed pursuant to 12 U.S.C. 1818(e) or any Beneficiary of the removed Participant.

10. Emeritus Director’s Right to Assets. The rights of an Emeritus Director, any Beneficiary, or any other person claiming through an Emeritus Director under the Plan, shall be solely those of an unsecured general creditor of the Bank. The Emeritus Director, his Beneficiary, or any other person claiming through the Emeritus Director, shall only have the right to receive from the Bank those payments so specified under the Plan. Each Participant and Affiliated Director agrees that he, his Beneficiary, or any other person claiming through him shall have no rights or interests whatsoever in any asset of the Bank, including any insurance policies or contracts which the Bank may possess or obtain to informally fund this Plan. Any asset used or acquired by the Bank in connection with the liabilities it has assumed under the Plan, unless expressly provided herein, shall not be deemed to be held under any trust for the benefit of the Emeritus Director or his Beneficiaries, nor shall any asset be considered security for the performance of the obligations of the Bank. Any such asset shall be and remain, a general, unpledged, and unrestricted asset of the Bank.

11. Restrictions Upon Funding. Except to the extent otherwise provided in subsection (a) of this Section, the Bank shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under the Plan. The Emeritus Director, his Beneficiaries or any successor in interest to him shall be and remain simply a general unsecured creditor of the Bank in the same manner as any other creditor having a general claim for matured and unpaid compensation. The Bank reserves the absolute right in its sole discretion to either purchase assets to meet its obligations undertaken by the Plan or to refrain from the same and to determine the extent, nature, and method of such asset purchases. Should the Bank decide to purchase assets such as life insurance, mutual funds, disability policies or annuities, the Bank reserves the absolute right, in its sole discretion, to terminate such assets at any time, in whole or in part. At no time shall the Emeritus Director be deemed to have any lien, right, title or interest in or to any specific investment or to any assets of the Bank. If the Bank elects to invest in a life insurance, disability or annuity policy upon the life of a Participant or an Affiliated Director, then he shall assist the Bank by freely submitting to a physical examination and by supplying such additional information necessary to obtain such insurance or annuities.

(a) Change in Control. Not later than five business days following a Change in Control, the Bank shall (1) deposit, or cause to be deposited, in the grantor trust (the “Trust”) substantially in the form approved by the Board of Directors, an amount projected to be sufficient to fully fund the Bank’s obligations to all Participants and Emeritus Directors and their Beneficiaries under the Plan, and (ii) provide the trustee of the Trust with a written direction to hold said amount and any investment return thereon in a segregated account for payment of benefits under the Plan, and to follow the terms set forth in the Plan and each Joinder Agreement as to the payment of such amounts from the Trust.

12. Alienability and Assignment Prohibition. Neither the Emeritus Director nor any Beneficiary under the Plan shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Emeritus Director or his Beneficiary, nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. In the event the Emeritus Director or any Beneficiary attempts assignment, communication, hypothecation, transfer or disposal of the benefits hereunder, the Bank’s liabilities shall forthwith cease and terminate.

13. Indemnification. In addition to such other rights of indemnification they may have as members of the Board of Directors, the Directors involved in the administration of the Plan shall be indemnified by the Bank against reasonable expenses, including attorney’s fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any benefits granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Bank) or paid by them in satisfaction of a judgment or settlement and any such action, suit or proceeding, except as to matters as to which the Director has been grossly negligent or engaged in willful misconduct in the performance of his duties; providing, that within sixty (60) days after institution of any such action, suit or proceeding, a Director shall in writing offer the Bank the opportunity at its own expense, to handle and defend the same.

14. Claims Procedure and Arbitration. In the event that benefits under the Plan are not paid to the Emeritus Director (or to his Beneficiary in the case of his death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Board of Directors within sixty (60) days from the date payments are refused. The Board of Directors shall review the written claim and, if the claim is denied, in whole or in part, it shall provide in writing, within ninety (90) days of receipt of such claim, the specific reasons for such denial, reference to the provisions of the Plan upon which the denial is based, and any additional material or information necessary to perfect the claim. Such writing by the Board of Directors shall further indicate the additional steps which must be undertaken by claimants if an additional review of the claim denial is desired.

If claimants desire a second review, they shall notify the Board of Directors in writing within sixty (60) days of the first claim denial. Claimants may review the Plan, any documents relating thereto and submit any issues and comments, in writing, they may feel appropriate. In its sole discretion, the Board of Directors shall then review the second claim and provide a written decision within sixty (60) days of receipt of such claim. This decision shall state the specific reasons for the decision and shall include reference to specific provisions of this Plan upon which the decision is based.

If claimants continue to dispute the benefit denial based upon completed performance of the Plan or the meaning and effect of the terms and conditions thereof, then-claimants may submit the dispute to a Board of Arbitration for final arbitration. Said Board shall consist of one member selected by the claimant, one member selected by the Board of Directors and the third member selected by the first two members. The Board of Arbitration shall operate under any generally recognized set of arbitration rules. The parties hereto agree that they, their heirs, personal representatives, successors and assigns shall be bound by the decision of such Board with respect to any controversy properly submitted to it for determination.

15. Limitations on Liability. Notwithstanding any of the preceding provisions of the Plan, neither the Bank, nor any individual acting as an employee or agent of the Bank, or as a member of the Board of Directors shall be liable to any Participant, Affiliated Director, Emeritus Director or any other person for any claim, loss, liability or expense incurred in connection with the Plan, except that in the event that the Bank denies a claim for a benefit hereunder and it is later determined that such benefit is due and payable to the Emeritus Director or his Beneficiary, either under the procedures provided for herein or by a court of appropriate jurisdiction or otherwise, then the Emeritus Director or his Beneficiary shall be entitled to reimbursement by the Bank of any cost incurred by the Emeritus Director or his Beneficiary in obtaining such benefit, including reasonable attorneys’ fees.

16. Successors and Assigns. The Plan shall be a contractual obligation of any successor to the Bank and shall be legally enforceable as if it were in force by the Bank at all times.

17. Spouse’s Interest. The interest in the benefits hereunder, if any, of a spouse of an Emeritus Director who has predeceased the Emeritus Director shall automatically pass to the Emeritus Director and shall not be transferable by such spouse in any manner, including, but not limited to, such spouse’s will, nor shall such interest pass under the laws of intestate succession.

18. Incompetent. If the Board of Directors determines in its discretion that a benefit under the Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Board of Directors may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Board of Directors may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Emeritus Director and the Emeritus Director’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount

19. Court Order. The Board of Directors is authorized to make any payments directed by court order in any action in which the Bank, the Plan or the Board of Directors has been named as a party. In addition, if a court determines that a spouse or former spouse of an Emeritus Director has an interest in the Emeritus Director’s benefits under the Plan in connection with a property settlement or otherwise, the Board of Directors, in its sole discretion shall have the right, notwithstanding any election made by the Emeritus Director, to distribute the spouse’s or former spouse’s interest in the Emeritus Director’s benefits under the Plan to that spouse or former spouse. The provisions of this Section 19 shall only apply to the extent permitted by Section 409A of the Code.

20. Legal Fees To Enforce Rights After Change in Control. The Bank is aware that upon the occurrence of a Change in Control, the Board of Directors (which might then be composed of new members) or stockholder(s) of the Bank, or of any successor corporation, might then cause or attempt to cause the Bank or such successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause the Bank to institute, or may institute, litigation seeking to deny Participants, Affiliated Directors or Emeritus Directors the benefits intended under the Plan. In these circumstances, the purpose of the Plan could be frustrated. Accordingly, if, following a Change in Control, it should appear to any Participant,

Affiliated Director or Emeritus Director that the Bank or any successor corporation has failed to comply with any of its obligations under the Plan or any agreement thereunder, or, if the Bank or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or to recover from any Participant, Affiliated Director or Emeritus Director the benefits intended to be provided, then the Bank (or its successor in interest) irrevocably authorizes such Participant, Affiliated Director or Emeritus Director to retain counsel of his choice at the expense of the Bank (or its successor in interest) to represent such Participant, Affiliated Director or Emeritus Director in connection with the initiation or defense of any litigation or other legal action, whether by or against the Bank (or its successor in interest) or any director, officer, stockholder or other person affiliated with the Bank or any successor thereto in any jurisdiction.

21. Amendment. The Board of Directors may amend, modify, suspend or terminate the Plan at any time, provided, however, that any amendment, modification, suspension or termination shall comply with Section 409A of the Code and shall not affect the rights of any Participant, Affiliated Director or Emeritus Director to payments to which they are otherwise entitled pursuant to Section 4. No amendment, modification, suspension or termination shall alter the method of payment under the Plan or any Joinder Agreement.

22. Governing Law. The Plan shall be governed and construed in accordance with the laws of the state of North Carolina.

23. Severability. In the event any provision of this Plan shall be held illegal, invalid or unenforceable such holding or determination shall not invalidate or render unenforceable any other provision herein.

24. Effective Date. The effective date of the Plan shall be June 30, 1993.

The Plan, as fully amended as of January 1, 2005 to comply with the requirements of Section 409A of the Code, has been executed by the Bank as of this 1st day of August, 2006.

HOMETRUST BANK

By
Its President